Press Release Source: McKenzie Bay International Ltd.

McKenzie Bay International Ltd., Announces Expansion of Its Alternative Energy System Sunday August 17, 10:21 pm ET

BRIGHTON, Mich., Aug. 17 /PRNewswire-FirstCall/ -- McKenzie Bay International Ltd. (OTC: MKBY.PK - News) today announced its DERMOND INC. subsidiary has expanded the market area of its WindStor(SM) product to include Europe and the Far East, due to inquiries received after WindStor's introduction (PR - July 9,
2003). "Global inquiries for WindStor have been increasing steadily," said Gary Westerholm, President of McKenzie Bay. "We are pleased to see that our WindStor product is generating great interest for its potential as an alternative energy solution."

WindStor, a renewable, wind-powered, electricity generation and storage system, incorporates a DERMOND Wind Turbine "DWT(SM)" plus a Vanadium-based battery by means of a proprietary integrator. WindStor provides end-users economical and reliable onsite and off-grid power generation. Commercial buildings, multistory residential dwellings, light industrial businesses, and off-grid areas throughout the world can be offered a cost-effective and efficient alternative for uninterrupted, reliable, power supply. WindStor is also suitable for peak shaving and load leveling applications. McKenzie Bay offers leasing options which furthers the end-users' energy implementation cost savings in addition to managing electricity costs at fixed rates.

Mr. Westerholm additionally stated: "North America's paralyzing blackout should further enhance McKenzie Bay's marketing visibility as WindStor isolates the end-users' facilities or structures from electricity grid transmission issues."

DWT's unique patent-pending design enables effective wind harnessing even where wind directions change frequently. DWTs are designed for safe operation with multiple wind collector attachments and kill switches to instantly stop turbine rotation to prevent injury or system and structure damage.

For further information about this release and the business at McKenzie Bay International Ltd., and its subsidiaries, contact Richard Kaiser, Investor Relations, 800-631-8127 (001-757-306-6090 outside North America) and/or info@mckenziebay.com Website: mckenziebay.com DERMOND INC. Re: WindStor contact 514-274-4244.

About McKenzie Bay International, Ltd.

McKenzie Bay International Ltd. (www.mckenziebay.com) is developing and preparing to commercialize alternative energy solutions based on emerging Vanadium electricity storage devices and alternative electricity generation systems. The Company has two subsidiaries: DERMOND INC, which markets wind power turbines and related systems and McKenzie Bay Resources Ltd., a mining and refining company that is developing North America's largest Vanadium deposit.

This information statement contains statements that are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "estimates," "anticipates," "plans," "believes," "projects," "expects," "intends," "predicts," "future," "may," "potential," "contemplates," "will," "should," "could," "would" or the negative of such terms or other comparable terminology. These statements relate to the Company's future operations and financial performance or other future events. These statements are only predictions and not guarantees of future success. Many of the forward-looking statements are based on assumptions about future events that may prove inaccurate. Actual events, results, performance or achievements may differ materially from the events, results, performance or achievements discussed in the forward-looking statements. These differences may result from a variety of factors, including the following: lack of operating history; unavailability of future equity infusions and other financing alternatives; failure or delays in further developing proprietary processes or effectively commercializing such processes; dependence on the success of the pilot production facility and, ultimately, Lac Dore; inability to develop new products entering the energy storage market; failure of the high-purity vanadium market to materialize; failure to obtain required governmental approvals regarding Lac Dore; and concentration of ownership of the Company's common stock by directors and officers. These and other factors that may emerge could cause decisions to differ materially from current expectations. McKenzie Bay undertakes no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this information statement.